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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: March 3, 2006

                                   uWink, Inc.
                                   -----------
             (Exact name of registrant as specified in its charter)

          Utah                      000-29217                  87-0412110
   -----------------                ---------                  ----------
     (State or other               (Commission               (IRS Employer
jurisdiction of incorporation)     File Number)             Identification)


          12536 Beatrice Street Los Angeles, California      90066
          ------------------------------------------------------------
             (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (310) 827-6900

                                 Not Applicable
         (Former name or former address, if changed since last report.)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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This Form 8-K and other reports filed by uWink, Inc. (the "Company") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company's management as well as estimates and assumptions made by the Company's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Company's or the Company's management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company's industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 3, 2006, we entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") in connection with the completion of a $1.5 million private placement of 5,000,000 shares of common stock priced at $0.30 per share. The investors in the transaction consisted of institutional investors, high net worth individuals and certain members of our management team and Board of Directors. The investors in the transaction also received three-year warrants to purchase an aggregate of 2,500,000 shares of common stock priced at $0.345 per share (the "Warrants"). A provision in the Securities Purchase Agreement requires us to file a registration statement with the Securities and Exchange Commission covering the resale of the shares. Further, the Securities Purchase Agreement provides that the investors will not sell any of the securities purchased for a period of six months from the date of closing. Merriman Curhan Ford & Co. acted as sole placement agent for this transaction. We paid to Merriman Curhan Ford & Co, as placement agent, a commission of $75,000 (equal to 5% of the aggregate offering price) plus $5,000 in expenses. Merriman also received an additional 450,000 three-year warrants to purchase common stock at $0.345 per share as part of this fee arrangement. A copy of the Securities Purchase Agreement is attached as Exhibit 10.1. The form of warrant document is attached as Exhibit 10.2. The Press Release announcing the transaction is attached as Exhibit 99.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The offering requires the Company to prepare and file with the Commission a registration statement for the purpose of registering under the Securities Act of 1933 all of the shares of the Company's common stock sold and the shares of the Company's common stock issuable upon exercise of the Warrants pursuant to the Securities Purchase Agreement.

This announcement is not an offer to sell securities of uWink, Inc. and any opportunity to participate in the private placement was available to a very limited group of accredited investors.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement and the Warrants.

In connection with the closing of this transaction, on March 3, 2006 we entered into an employment agreement with our Chairman and Chief Executive Officer, Nolan Bushnell. Prior to March 3, 2006, the Company did not have an employment agreement with Mr. Bushnell.

Pursuant to the terms of Mr. Bushnell's employment agreement, the Company will pay Mr. Bushnell an initial base salary of $120,000. Mr. Bushnell will also be eligible to participate in a bonus program to be established by the board of directors.

Mr. Bushnell will be granted options to purchase 500,000 shares of Company common stock at an exercise price of $0.33 per share. These options will vest over a 3-year period.

Mr. Bushnell's employment is at will. Mr. Bushnell's employment agreement may be terminated by either party with or without cause at any time upon thirty (30) days prior written notice. If the agreement is terminated by the Company without Cause or by Mr. Bushnell for Good Reason, Mr. Bushnell will be entitled to receive a severance payment equal to 12 months base salary, a pro rata portion of his annual bonus, immediate vesting of all stock options, and payment of any COBRA amount due for the provision of any and all health benefits provided to him and his family immediately prior to his termination for a period of up to 18 months.

"Cause" is defined as (i) an action or omission which constitutes a material breach of, or material failure or refusal to perform his duties, (ii) fraud, embezzlement or misappropriation of funds, or (iii) a conviction of any crime which involves dishonesty or a breach of trust or involves the Company or its executives.

"Good Reason" is defined as (i) a reduction by the Company in Mr. Bushnell's base salary to a rate less than the initial base salary rate; (ii) a change in the eligibility requirements or performance criteria under any employee benefit plan or incentive compensation arrangement under which Mr. Bushnell is covered, and which materially adversely affects Mr. Bushnell; (iii) the Company requiring Mr. Bushnell to be based anywhere other than the Company's headquarters or the relocation of Company's headquarters more than 20 miles from its location, except for required travel on the Company's business; (iv) the assignment to Mr. Bushnell of any duties or responsibilities which are materially inconsistent with his status or position as a member of the Company's executive management group; or (v) Mr. Bushnell's good faith and reasonable determination, after consultation with nationally-recognized counsel, that he is being unduly pressured or required by the board of directors or a senior executive of the Company to directly or indirectly engage in criminal activity.

A copy of Mr. Bushnell's employment agreement is attached as Exhibit 10.3.



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Item 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

The information called for by this item is contained in Item 1.01, which is incorporated by reference.


Item 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS

(b) On March 3, 2006, Nimish Patel, a director of the Company, resigned as a director the Company. The resignation by Mr. Patel was not due to any disagreement with the Company.

Section 9 - Financial Statements and Exhibits


Item 9.01   Financial Statements and Exhibits.

(a)  Exhibit 10.1       Securities Purchase Agreement dated March 3, 2006
                        between uWink, Inc. and Investors.

(b)  Exhibit 10.2       Form of uWink, Inc. Warrant dated March 3, 2006 to
                        Investors

(c)  Exhibit 10.3       Employment Agreement, dated March 3, 2006, between
                        uWink, Inc. and Nolan Bushnell

(d)  Exhibit 99         Press Release


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  March 3, 2006            uWink, Inc.
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                                By:

                                /s/ NOLAN BUSHNELL
                                -----------------------
                                Nolan Bushnell
                                Chief Executive Officer